Securitize Reports Second Quarter 2026 Results
MIAMI, August 12, 2026 — Securitize Corp.(1) (“Securitize” or the “Company”) (NYSE: SECZ), the leader in tokenized assets, today announced financial results for the second quarter of 2026, which ended June 30, 2026.
“On July 2nd, shortly after quarter-end, we began trading on the New York Stock Exchange, becoming the first tokenization company to go public,” said Carlos Domingo, Chairman and CEO of Securitize. “This milestone, combined with our continued leadership in the industry, will serve to strengthen our value proposition and financial position while supporting investments to enhance our suite of tokenization-related products and services for our customers. Simultaneously with our listing, we brought our own common stock onchain, becoming the largest tokenized equity in the industry and the first to do so in the U.S. on its first day of public trading. This demonstrates the model we are building for other public companies under existing regulations.”

Domingo continued: “In the second quarter, Securitize continued to lead the tokenization industry as the largest platform by tokenized assets, showing how years of investment across regulation, technology and institutional infrastructure have come to fruition. We established landmark relationships with Computershare and Continental to advance issuer-sponsored tokenized equities on the back of our earlier partnership announcement with NYSE for 24/7 trading of tokenized stocks, expanded our broker-dealer capabilities, and continued to build the liquidity, collateral and settlement infrastructure required for tokenized assets to function across global capital markets."

Domingo concluded: “With approximately $5.0 billion in assets now managed onchain and more than seven assets each with $100 million or more in AUM – more than any other platform – and a strengthened balance sheet, we believe we are very well positioned to lead the next stage of institutional tokenization growth.”
Second Quarter 2026 Financial Highlights
●Record average tokenized AUM(2) in 2Q26 of $4.3 billion, up 16%, with total AUM(2) of $4.3 billion as of June 30, 2026, up 9%
●Total Revenue of $14.4 million, down 5% versus the prior-year period
●Net loss of $21.7 million, with a net loss per diluted share of $2.37
●Adjusted EBITDA(3) loss of $5.5 million, versus positive Adjusted EBITDA of $1.8 million in the prior-year period
●Aggregate Transaction Volume(4) of $5.3 billion during the second quarter of 2026, up 147%
●663 active funds were being serviced by Securitize Fund Services as of June 30, 2026
●Securitize Fund Services total AUA(5) of $24.3 billion as of June 30, 2026, down approximately 20%
Percentage comparisons throughout this press release are calculated for the second quarter 2026 versus the second quarter of 2025, unless otherwise specified.

Second Quarter 2026 Business Highlights
Leading transfer agents Computershare and Continental Stock Transfer & Trust selected Securitize for tokenization: Securitize partnered with the world’s largest and third-largest transfer agents to support issuer-sponsored tokenized shares for U.S. public companies. These relationships build on Securitize's NYSE partnership announced in late 1Q26 to help them deliver a digital trading platform for tokenized equities, acting as a design partner, transfer agent, and broker-dealer. Under this model, tokenized shares remain connected to the issuer’s official shareholder register, corporate actions and existing transfer-agent infrastructure. The relationships create opportunities for Securitize to support public companies, IPO candidates, and SPAC issuers exploring tokenization strategies.

Announced a tokenized-equities collaboration with Jump Trading and Jupiter: The collaboration combines Securitize’s regulated ownership and execution infrastructure with Jump’s institutional liquidity capabilities and Jupiter’s distribution interface. Together, the companies are developing infrastructure to support regulated public equities trading and accessing liquidity onchain.

Received FINRA approval for expanded broker-dealer capabilities: During the second quarter, Securitize Markets received FINRA approval to custody tokenized securities, enabling atomic settlement between tokenized securities and stablecoins. The approval also allows Securitize Markets to participate in underwriting and selling groups for initial and secondary offerings, expanding Securitize’s capabilities across issuance, ownership records, distribution, trading, custody and settlement.

Partnered with Cantor Fitzgerald & Co. to enable onchain IPOs and follow-on offerings for public companies: Entered into shortly after 2Q26, the partnership builds on the recently approved expanded capabilities for Securitize Markets to become part of IPOs and follow-on offerings using blockchain-based infrastructure to tokenize securities. By expanding the application of tokenization beyond secondary market trading, Securitize and Cantor will enable public companies to raise capital and issue securities onchain and gain access to the benefits of blockchain-based infrastructure, including enhanced transparency, improved operational efficiency, modernized ownership records, and a global onchain investor base, while still operating within the established capital markets framework of traditional public offerings.

Securitize was chosen as the tokenization partner of Atlas Capital to launch USAFi under Dubai’s VARA framework: This product is economist Dr. Nouriel Roubini’s first move into the blockchain and the first project for Securitize to issue an asset under Dubai’s VARA Asset Reference Virtual Asset Rulebook. USAFi is a digital security backed by the Atlas America Fund, an SEC-registered, actively managed ETF (NASDAQ: USAF) with reserve assets custodied at BNY. It is designed to let regulated, institutional-grade collateral trade with 24/7 accessibility and portability.

Securitize Fund Services and Upshift Partner to deliver institutional-grade reporting for onchain vaults: As the onchain economy continues to grow, vaults are becoming one of the main access points for onchain yield; Securitize Fund Services partnered with Upshift (an institutional-grade onchain yield platform) to add independent, audit-ready reporting, investor-level allocation transparency, performance validation, and reconciliation for onchain vaults. This brings traditional fund administration standards to DeFi-style vault infrastructure.

Grew tokenized assets, institutional products and onchain finance integrations: Securitize added approximately $1 billion in AUM during the second quarter, recovering from crypto-driven declines over the prior two quarters. Average AUM was up 16% YoY, with more than seven assets crossing the $100 million AUM mark. Securitize continues to be the largest tokenization platform and the only one above $4 billion in AUM. BlackRock’s BUIDL became available as yield-bearing collateral through a framework involving OKX and Standard Chartered, extending its use into institutional trading and collateral-management workflows. Securitize also expanded the Securitize Tokenized AAA CLO Fund (STAC) to include Solana, followed by Ethena Labs' USDe $250 million allocation to the fund. The Company further expanded its multichain infrastructure through an integration with TRON, the second-largest stablecoin blockchain, to continue enhancing the distribution of tokenized assets.

Key leadership and Board roles filled: During the second quarter, Securitize(6) appointed Brett Redfearn as President and a member of the Board of Directors. Redfearn, the former director of the SEC’s Division of Trading and Markets, joined Securitize to help lead its next stage of growth. His appointment strengthens the Company’s expertise across market structure, regulation, and institutional capital markets. Additionally, Securitize(6) appointed Sunil Sabharwal to its Board of Directors. Sabharwal has broad and deep experience across payments, financial infrastructure, international markets, and public policy. His appointment further strengthens the oversight of the Company’s governance as a public company.

Second Quarter 2026 Financial Results
Francisco Flores, Chief Financial Officer, commented: “We continued to make solid progress on our financial goals in the second quarter, reporting total revenue of $14.4 million. While our quarterly revenue can be volatile at this stage of Securitize’s growth, we remain focused on driving top-line growth by making the necessary investments to expand our businesses, strengthen our capabilities, and capitalize on the opportunities ahead. As we scale as a public company, given the underlying operating leverage we see in the business, delivering positive adjusted EBITDA will remain an important near-term goal. Importantly, we closed the business combination one day after quarter-end, leaving Securitize in a strong liquidity position – with approximately $350 million in cash and no debt on our balance sheet – as we entered the third quarter.”

Securitize will host a conference call tomorrow, August 13, 2026, at 8:30 a.m. (ET) to present second-quarter 2026 financial results. The general public can access the conference call by dialing the following numbers: +1(833) 461-5787 or +1(626) 884-3620 (for North American callers). For international callers, please find your local dial-in information here: https://help.events.q4inc.com/eahc/international-dial-in-numbers. The participant passcode for all callers is 815 954 037.

The live audio webcast and presentation slides will be available on the Company's investor relations website, https://investors.securitize.io/events-and-presentations/. A replay and transcript of the webcast will be available shortly after the event.

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	YoY Change	2026	2025	YoY Change
Revenue	$14,435,845	$15,262,176	(5)%	$33,914,311	$29,296,195	16%
Tokenization	$7,839,139	$8,874,393	(12)%	$18,974,344	$20,136,056	(6)%
Asset Servicing	$6,596,706	$6,387,783	3%	$14,939,967	$9,160,139	63%

Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	3,981,122	3,532,624	13%	8,451,012	5,279,281	60%
Selling, general & administrative	8,217,259	3,523,906	133%	15,955,352	6,845,087	133%
Compensation and benefits	10,547,883	8,031,538	31%	19,648,481	20,005,074	(2)%
Provision for expected credit losses	1,315,134	111,885	1,075%	1,600,587	186,273	759%
Loss on digital assets from operations, net	82,705	259,910	(68)%	369,297	1,110,570	(67)%
Total operating costs and expenses	24,144,103	15,459,863	56%	46,024,729	33,426,285	38%

Loss from operations	(9,708,258)	(197,687)	4,811%	(12,110,418)	(4,130,090)	193%

Other income (expense):
Interest expense	(1,105,915)	(1,389,167)	(20)%	(3,374,490)	(2,840,058)	19%
Interest income	176,391	347,802	(49)%	413,505	515,293	(20)%
Dividend income	87,581	43,313	102%	241,033	85,147	183%
Loss on digital assets held for investment, net	(512,615)	—	n/m	(1,433,082)	—	n/m
Other income (expense), net	1,145,805	(148,833)	870%	1,735,797	431,677	302%
Change in fair value of option liability	(29,266,000)	(977,000)	(2,895)%	(29,176,000)	(487,000)	(5,891)%
Change in fair value of simple agreements for future equity	(4,310,000)	(383,000)	(1,025)%	(5,678,000)	(449,000)	(1,165)%

Change in fair value of derivative liability	21,843,000	(2,754,000)	893%	19,842,000	(3,044,000)	752%
Total other expense, net	(11,941,753)	(5,260,885)	127%	(17,429,237)	(5,787,941)	201%

Net loss from continuing operations before income taxes	(21,650,011)	(5,458,572)	297%	(29,539,655)	(9,918,031)	198%
Provision for income taxes	(39,191)	(80,216)	(51)%	(82,199)	(162,275)	(49)%
Net loss from continuing operations	$(21,689,202)	$(5,538,788)	292%	$(29,621,854)	$(10,080,306)	194%
Net loss from discontinued operations	—	(607,515)	(100)%	—	(1,190,854)	(100)%
Net loss	$(21,689,202)	$(6,146,303)	253%	$(29,621,854)	$(11,271,160)	163%

Deemed dividend to preferred stockholders	—	—		—	(1,493,539)	(100)%
Net loss attributable to common stockholders	$(21,689,202)	$(6,146,303)	253%	$(29,621,854)	$(12,764,699)	132%
Net loss per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.72)	231%	$(3.29)	$(1.48)	122%
Net loss from continuing operations per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.65)	267%	$(3.29)	$(1.34)	145%
Net loss from discontinued operations per share of common stock and Class A common stock - basic and diluted	$—	$(0.07)	(100)%	$—	$(0.14)	(100)%
Weighted average common stock and Class A common stock shares outstanding - basic and diluted	9,139,723	8,570,963	7%	8,993,202	8,616,139	4%
Other comprehensive income:
Foreign currency translation adjustment	72,399	260,059	(72)%	122,285	333,287	(63)%
Total other comprehensive income	72,399	260,059	(72)%	122,285	333,287	(63)%

Comprehensive loss	$(21,616,803)	$(5,886,244)	267%	$(29,499,569)	$(10,937,873)	170%

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$33,599,243	$24,871,555
Digital assets from operations	99,915	2,023,098
Digital assets held for investment	887,928	—
Digital assets receivable	1,831,093	2,500,102
Customer escrow funds	18,106,706	44,293,388
Restricted tokenized assets	—	1,722,665
Investments in available-for-sale marketable securities	444,058	928,037
Investments in tokenized assets	7,651,765	12,034,881
Accounts receivable, net	9,120,623	5,321,337
Accounts receivable, related parties	460,213	594,435
Contract assets	15,122,608	12,289,139
Digital assets loan receivable	—	99,647
Digital assets loan receivable, related parties	—	290,356
Deferred offering costs	7,112,971	3,041,602
Prepaid expenses and other current assets	3,043,115	2,396,986
Total current assets	97,480,238	112,407,228

Digital assets receivable, noncurrent	1,690,610	1,556,218
Contract assets, noncurrent	1,081,243	2,982,075
Notes receivable, related parties	8,766,201	5,183,987
Intangible assets, net	20,130,639	20,683,828
Goodwill	26,365,270	26,365,270
Other noncurrent assets	601,415	596,519
Total assets	$156,115,616	$169,775,125

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$693,723	$2,779,997
Digital asset borrowings	—	101,109
Obligation to return collateral	—	1,722,665
Accrued expenses and other current liabilities	13,749,798	4,273,592
Interest payable	6,114,314	5,096,492
Customer escrow funds payable	18,103,958	44,187,723
Deferred revenue	1,148,727	5,154,656
Option prepayment liability	20,000,000	—
Total current liabilities	59,810,520	63,316,234

Deferred revenue, noncurrent	993,665	1,348,701

Simple agreements for future equity	16,127,000	10,449,000
Convertible promissory notes payable, net	74,948,845	72,562,079
Derivative liability	6,328,000	26,170,000
Option liability	40,566,000	11,390,000
Deferred tax liability	342,015	263,634
Total liabilities	199,116,045	185,499,648

Commitments and contingencies (See Note 17)

Mezzanine equity:
J Digital 6 warrants	1,169,721	731,076
Series B-4 redeemable convertible preferred stock, 2,089,457 shares authorized, issued and outstanding (preference in liquidation of $45,132,272 for both periods)	42,348,900	42,348,900
Series B-3 redeemable convertible preferred stock, 1,219,998 shares authorized, issued and outstanding (preference in liquidation of $21,959,964 for both periods)	21,969,898	21,969,898
Series B-2 redeemable convertible preferred stock, 2,630,197 shares authorized, issued and outstanding (preference in liquidation of $19,103,384 for both periods)	24,387,798	24,387,798
Series B-1 redeemable convertible preferred stock, 2,881,387 shares authorized, issued and outstanding (preference in liquidation of $26,159,824 for both periods)	21,407,747	21,407,747
Series A redeemable convertible preferred stock, 2,999,412 shares authorized, issued and outstanding (preference in liquidation of $14,501,257 for both periods)	14,700,686	14,700,686
Total mezzanine equity	125,984,750	125,546,105

Stockholders' deficit:
Common stock, $0.0001 par value; 28,059,331 shares authorized at June 30, 2026 and December 31, 2025; 8,700,776 shares issued at June 30, 2026 and December 31, 2025; 8,550,776 shares outstanding at June 30, 2026 and December 31, 2025.	870	870
Class A common stock, $0.0001 par value; 5,100,000 shares authorized at June 30, 2026 and December 31, 2025; 809,230 and 293,768 issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	81	29
Treasury stock, 150,000 shares at cost	(1,599,978)	(1,599,978)
Additional paid-in capital	26,521,873	24,736,907
Accumulated deficit	(195,124,692)	(165,502,838)
Accumulated other comprehensive income	1,216,667	1,094,382
Total stockholders' deficit	(168,985,179)	(141,270,628)

Total liabilities, mezzanine equity and stockholders’ deficit	$156,115,616	$169,775,125

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(29,621,854)	$(11,271,160)
Net loss from discontinued operations	—	1,190,854
Net loss from continuing operations	(29,621,854)	(10,080,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,105,431	914,333
Provision for expected credit losses	1,600,587	186,273
Share-based compensation expense	1,373,774	8,677,983
Accretion of debt discount	2,386,766	1,508,376
Net losses (gains) from investments	(1,950,878)	(710,231)
Loss on digital assets held for investment, net	1,433,082	—
Loss on digital assets from operations, net	369,297	1,110,570
Deferred tax provision	78,381	30,510
Change in fair value of simple agreement for future equity	5,678,000	449,000
Change in fair value of derivative liability	(19,842,000)	3,044,000
Change in fair value of option liability	29,176,000	487,000
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Digital assets from operations	(98,115)	(985,328)
Digital assets receivable	(134,392)	(6,425,985)
Customer escrow funds	26,186,682	2,397,566
Accounts receivable	(5,399,873)	(4,576,873)
Accounts receivable, related parties	134,222	248,973
Contract assets	(932,637)	(4,892,310)
Prepaid expenses and other current assets	(646,129)	(1,275,362)
Accounts payable	(2,111,162)	(365,550)
Accrued expenses and other current liabilities	6,910,195	936,405
Interest payable	1,017,822	1,499,021
Customer escrow funds payable	(26,083,765)	(2,391,578)
Deferred revenue	(4,360,965)	(398,193)
Cash used in operating activities from continuing operations	(13,731,531)	(10,611,706)
Cash used in operating activities from discontinued operations	—	(356,854)
Net cash flows used in operating activities	(13,731,531)	(10,968,560)

Cash flows from investing activities:
Purchases of investments in available-for-sale marketable securities	(642,203)	(474,152)
Proceeds from sales and redemptions of investments and available-for-sale marketable securities	1,151,827	870,493

Acquisition of a business, net of cash acquired	—	(21,090,525)
Proceeds from partial repayments of notes receivable, related parties	745,910	195,635
Originations of and disbursements for notes receivable, related parties	(2,795,910)	(772,500)
Purchases of tokenized assets for investment	—	(644,767)
Proceeds from redemptions of tokenized assets for investment	5,065,029	—
Purchases of equipment and other long-lived assets	(557,138)	(3,702)
Proceeds from participation and closing positions in DeFi activities	—	21,984,830
Investment activities in DeFi involving use of cash equivalents	—	(1,772,127)
Net cash flows provided by (used in) investing activities	2,967,515	(1,706,815)

Cash flows from financing activities:
Proceeds from issuance of note payable, related party	—	945,343
Proceeds from option prepayment liability	20,000,000	—
Payment of deferred offering costs	(1,480,470)	—
Proceeds from options exercised	849,889	46,905
Net cash flows provided by financing activities	19,369,419	992,248
Effect of exchange rate changes on cash	122,285	333,287
Net increase (decrease) in cash and cash equivalents	8,727,688	(11,349,840)
Cash and cash equivalents from continuing operations, beginning of period	24,871,555	21,788,225
Cash and cash equivalents from discontinued operations, beginning of period	—	175,233
Less: Cash and cash equivalents from discontinued operations, end of period	—	(98,016)
Cash and cash equivalents from continuing operations, end of period	$33,599,243	$10,515,602

Supplemental disclosure of cash flow information and non-cash transactions:
Income taxes paid	$193,567	$19,479
Digital assets loan receivables originated	—	24,225,263
Digital assets loan receivables repaid	390,003	10,081,943
Digital assets received as collateral	—	28,497,830
Digital assets received as collateral returned	1,351,493	10,081,940
Digital assets borrowed	—	24,868,207
Digital assets borrowed repaid	101,109	31,000,000
Digital assets pledged as collateral	—	29,247,464
Digital assets pledged as collateral returned	1,711,530	31,106,687
Digital assets exchanged with collateral	371,172	—
Non-cash additions or transfers of digital asset investments	2,321,010	—
Non-cash investment asset participation in DeFi activities	277,759	1,168,648
Deferred offering costs in accounts payable and accrued expenses	5,489,048	—
Series B-4 preferred stock issued in exchange of common stock	—	6,325,845
Reissuance of Series A, B-1, and B-2 preferred stock at fair value in secondary transaction	—	1,493,539
Retirement of common stock reacquired in exchange of preferred stock	—	6,325,845
Deemed dividend on reissuance of preferred stock at fair value in secondary transaction	—	1,493,539

The following tables reconcile Adjusted EBITDA to Net loss from continuing operations, its most closely comparable GAAP financial measure, for the three and six months ended June 30, 2026 and 2025:

Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended June 30,
(Unaudited)	2026	2025
Net loss from continuing operations	$(21,689,202)	$(5,538,788)
Add back:
Depreciation and amortization	517,497	600,919
Provision for expected credit losses	1,315,134	111,885
Share-based compensation expense	537,186	1,246,979
Provision for income taxes	39,191	80,216
Interest income	(176,391)	(347,802)
Interest expense	1,105,915	1,389,167
Dividend income	(87,581)	(43,313)
Loss on digital assets held for investment, net	512,615	—
Other income (expense), net	(1,145,805)	148,833
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	11,733,000	4,114,000
Acquisition related transaction costs	—	43,931
Professional fees and other one‑time public company readiness costs	1,879,717	—
Adjusted EBITDA	$(5,458,724)	$1,806,027

	Six Months Ended June 30,
(Unaudited)	2026	2025
Net loss from continuing operations	$(29,621,854)	$(10,080,306)
Add back:
Depreciation and amortization	1,105,431	914,333
Provision for expected credit losses	1,600,587	186,273
Share-based compensation expense	1,373,774	8,677,983
Provision for income taxes	82,199	162,275
Interest income	(413,505)	(515,293)
Interest expense	3,374,490	2,840,058
Dividend income	(241,033)	(85,147)
Loss on digital assets held for investment, net	1,433,082	—
Other income (expense), net	(1,735,797)	(431,677)
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	15,012,000	3,980,000
Acquisition related transaction costs	—	290,000
Professional fees and other one‑time public company readiness costs	3,403,127	—
Adjusted EBITDA	$(4,627,499)	$5,938,499

(1) The financial results herein are for Securitize I, Inc. (f/k/a Securitize, Inc.) and were achieved prior to the completion of the companies’ business combination with Cantor Equity Partners II, Inc., which occurred on July 1, 2026. As part of that business combination, Securitize, Inc. was renamed as Securitize I, Inc. and became a wholly owned subsidiary of Securitize Corp.
(2) AUM refers to Tokenized Assets Under Management.
(3) Adjusted EBITDA is a non-GAAP financial metric. Securitize generally reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of its ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net loss from continuing operations adjusted for the items detailed in the reconciliation tables included in this release. Securitize believes that the use of Adjusted EBITDA provides an additional meaningful method of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net loss or other measures of financial performance prepared in accordance with GAAP. Other companies, including companies in Securitize's industry, may calculate Adjusted EBITDA differently or may use other measures to evaluate their performance, which reduces the usefulness of Adjusted EBITDA as a comparative measure. In addition, Adjusted EBITDA excludes changes in the fair value of simple agreements for future equity, derivative liabilities, and option liabilities, which have been significant to Securitize’s results of operations in the periods presented.
(4) Aggregate Transaction Volume represents aggregate volume of investments, redemptions, dividends, and cross chain movements of assets issued by Securitize’s platform.
(5) AUA refers to Assets Under Administration.
(6) Board appointments of Redfearn and Sabharwal were made by Securitize, Inc. Following the business combination referred to above in note (1), both Redfearn and Sabharwal were subsequently appointed to the Board of Directors of Securitize Corp.

About Securitize
Securitize, the world’s leader in tokenizing real-world assets with approximately $5B of AUM (as of July 2026), is bringing the world onchain through tokenized funds in partnership with top-tier asset managers, such as Apollo, BlackRock, BNY, Hamilton Lane, KKR, VanEck and others.
In the U.S., Securitize operates through its affiliates, including Securitize Markets, LLC, an SEC-registered broker-dealer and member FINRA/SIPC that operates an SEC-regulated Alternative Trading System (ATS); Securitize Transfer Agent, LLC, an SEC-registered transfer agent; Securitize Capital LLC, an SEC-registered investment adviser; and Securitize Fund Services, LLC, which provides fund administration and digital asset reporting services. In Europe, Securitize operates through its affiliate Securitize Europe Brokerage and Markets, S.A., which is fully authorized as an Investment Firm and operates a Trading & Settlement System (TSS) under the EU DLT Pilot Regime, making Securitize the only company licensed to operate regulated digital-securities infrastructure across both the U.S. and EU. Securitize has also been recognized as a 2026 Forbes Top 50 Fintech company.
For more information, please visit:
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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements regarding Securitize Corp.’s (“Securitize”) future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements.

Forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "potential," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. These statements are based on management's current expectations and assumptions and are subject to risks and uncertainties.

Many factors could cause actual results to differ materially from those described in these forward-looking statements, including, but not limited to: regulatory developments relating to digital assets and tokenization; market volatility; competition; and those risks factors described in the filings of Securitize Corp.

Forward-looking statements speak only as of the date they are made. Securitize Corp. does not undertake any obligation to update or revise any forward-looking statements, except as required by law.

Securitize Contacts:

Press:
Tom Murphy
press@securitize.io

Investor Relations:
Sam Ross
investor.relations@securitize.io

Source: Securitize (NYSE: SECZ)
XNYS:SECZ